                                                                    Exhibit 99.3

                            The Walt Disney Company
                  PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
                (unaudited; in millions, except per share data)

                                         Dec 31      Mar 31    Jun 30       Sep 30       Total       Dec 31
Quarter ended                              1999        2000      2000         2000        2000         2000
---------------------------------        --------    --------   --------    --------    --------     --------
Revenues:
   Media Networks                        $  2,753    $  2,397   $  2,270    $   2,195    $  9,615    $  2,906
   Parks & Resorts                          1,577       1,571      1,940        1,715       6,803       1,722
   Studio Entertainment                     1,603       1,662      1,246        1,500       6,011       1,850
   Consumer Products                          883         576        508          624       2,591         828
   Internet Group                             112          81         70           73         336         116
                                         --------    --------   --------     --------    --------    --------
                                         $  6,928    $  6,287   $  6,034     $  6,107    $ 25,356    $  7,422
                                         ========    ========   ========     ========    ========    ========
Segment Operating Income:
    Media Networks                       $    640    $    536   $    662     $    460    $  2,298    $    590
    Parks & Resorts                           363         330        565          362       1,620         385
    Studio Entertainment                      (45)         46         (1)          76          76         152
    Consumer Products                         204          80         57           97         438         177
    Internet Group                            (74)       (114)       (71)         (80)       (339)        (52)
                                         --------    --------   --------     --------    --------    --------
                                            1,088         878      1,212          915       4,093       1,252

Amortization of Intangible Assets            (163)       (166)      (162)        (142)       (633)       (150)
Corporate and unallocated share               (47)       (101)       (82)        (122)       (352)        (81)
 expenses
Gain on sale of businesses                     --          --         93          153         246          22
Net interest expense and other               (193)       (126)      (124)        (111)       (554)       (121)
Equity in the income of investees              52          63         81           53         249          82
Internet impairment losses                     --          --         --           --          --        (182)
                                         --------    --------    -------     --------    --------     -------
Income before income taxes and
 minority interests                           737         548      1,018          746       3,049         822
Income taxes                                 (328)       (251)      (446)        (377)     (1,402)       (397)
Minority interests                            (24)        (20)       (42)         (21)       (107)        (30)
                                         --------    --------    -------     --------    --------     -------
Net income                               $    385    $    277   $    530     $    348    $  1,540     $   395
                                         ========    ========   ========     ========    ========     =======

Earnings per share:
   Diluted                               $   0.18    $   0.13   $   0.25     $   0.16    $   0.73     $  0.19
                                         ========    ========   ========     ========    ========     =======
   Basic                                 $   0.19    $   0.13   $   0.25     $   0.17    $   0.74     $  0.19
                                         ========    ========   ========     ========    ========     =======
Earnings per share excluding
 amortization of intangible
 assets:
     Diluted                             $   0.26    $   0.21   $   0.32     $   0.23    $   1.01     $ 0.25
                                         ========    ========   ========     ========    ========     ======
     Basic                               $   0.26    $   0.21   $   0.32     $   0.23    $   1.03     $ 0.26
                                         ========    ========   ========     ========    ========     ======
Average number of common and common
 equivalent shares outstanding:
    Diluted                                 2,089       2,111      2,123        2,123       2,111      2,111
                                         ========    ========   ========     ========    ========     ======
    Basic                                   2,072       2,077      2,086        2,091       2,082      2,090
                                         ========    ========   ========     ========    ========     ======

Pro forma results assume that the acquisition of Infoseek Corporation, the sale of Fairchild Publications, the issuance of shares for the conversion of the Internet Group common stock, the closing of the GO.com property and the adoption of new film accounting rules occurred at the beginning of fiscal 2000, excluding the one-time impact of those events. The quarter ended December 31, 2000 also excludes the impact of the adoption of new derivative accounting rules.

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